Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A.
2	Nidec (Zhejiang) Corporation	China
3	Nidec (Dongguan) Limited	China
4	Nidec (Shaoguan) Limited	China
5	Nidec Korea Corporation	Korea
6	Nidec Taiwan Corporation	Taiwan
7	Nidec (H.K.) Co., Ltd.	Hong Kong
8	Nidec (Shanghai) International Trading Co., Ltd.	China
9	Nidec (Shenzhen) Co., Ltd.	China
10	Nidec (Beijing) Co., Ltd.	China
11	Nidec (New Territories) Co., Ltd.	China
12	Nidec Vietnam Corporation	Vietnam
13	Nidec Automobile Motor (Zhejiang) Corporation	China
14	Nidec Kaiyu Auto Electric (Jiangsu) Co., Ltd.	China
15	Changzhou Dongyu Automobile Appliance And Motor Co., Ltd.	China
16	Nidec Philippines Corporation	Philippines
17	Nidec Precision Philippines Corporation	Philippines
18	Nidec Subic Philippines Corporation	Philippines
19	Nidec Singapore Pte., Ltd.	Singapore
20	PT. Nidec Indonesia	Indonesia
21	Nidec India Private Limited	India
22	Nidec Electronics (Thailand) Co., Ltd.	Thailand
23	Nidec Precision (Thailand) Co., Ltd.	Thailand
24	SC WADO Co., Ltd.	Thailand
25	Nidec Precision Malaysia Sdn. Bhd.	Malaysia
26	SC Wado Component (Cambodia) Co.,Ltd.	Cambodia
27	Nidec Management Shanghai Corporation	China
28	Nidec (Dalian) Limited	China
29	Nidec Component Technology Co., Ltd.	Singapore
30	Nidec BMS Pte. Ltd.	Singapore
31	Nidec Component Technology Bangpa-In Co., Ltd.	Thailand
32	Nidec Component Technology (Thailand) Co., Ltd.	Thailand
33	Nidec Component Technology (Suzhou) Co., Ltd.	China
34	Nidec BMS (Suzhou) Co., Ltd.	China
35	Taima Casting Sdn. Bhd.	Malaysia
36	PT. Nidec Component Technology Indonesia	Indonesia

No.	Company name in English	Jurisdiction of Incorporation
37	PT. Pacific Coatings Batam	Indonesia
38	Nidec Machinery Corporation	Japan
39	Nidec Machinery (Thailand) Co., Ltd.	Thailand
40	Nidec Machinery (Zhejiang) Corporation	China
41	Nidec Machinery (Shanghai) Co., Ltd.	China
42	Nidec Techno Motor Corporation	Japan
43	Nidec Seiko Corporation	Japan
44	Nidec Shibaura (Shanghai) International Trading Co., Ltd.	China
45	Nidec Shibaura (Zhejiang) Co., Ltd.	China
46	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
47	Nidec Shibaura (H.K.) Limited	Hong Kong
48	Nidec Motors & Actuators	France
49	Nidec Motors & Actuators (Germany) GmbH	Germany
50	NMA Property Verwaltungsgesellschaft	Germany
51	Nidec Electronics GmbH	Germany
52	Nidec Motors & Actuators (Spain) S.A.	Spain
53	Nidec Motors & Actuators (Poland) Sp. z o.o	Poland
54	Nidec Automotive Motor Americas Corporation	U.S.A.
55	Nidec Automotive Motor Mexicana S.A. de C.V.	Mexico
56	Nidec Servo Corporation	Japan
57	Nidec Servo Hotaka Corporation	Japan
58	Nidec Servo Singapore Pte., Ltd.	Singapore
59	PT. Nidec Servo Batam	Indonesia
60	Nidec Servo (Hong Kong) Co., Limited	Hong Kong
61	Nidec Servo (Changzhou) Corporation	China
62	Nidec Europe B.V.	Netherlands
63	Nidec Servo Vietnam Corporation	Vietnam
64	Nidec Servo (Shanghai) Co., Ltd.	China
65	Nidec Motor Holdings Corporation	Japan
66	Nidec US Holdings Corporation	U.S.A.
67	Nidec Motor Corporation	U.S.A.
68	Nidec Motor Canada Corporation	Canada
69	Compania de Motores Domesticos, S.A. de C.V.	Mexico
70	Rotores S.A. de C.V.	Mexico
71	Controles Electromecanicos de Mexico S.A. de C.V.	Mexico
72	Nidec Laminaciones de Acero, S.A. de C.V.	Mexico
73	Motores Reynosa, S.A. de C.V.	Mexico
74	Motores U.S. de Mexico, S.A. de C.V.	Mexico
75	U.S.E.M. de Mexico, S.A. de C.V.	Mexico
76	Nidec SR Drives Manufacturing Ltd.	United Kingdom

No.	Company name in English	Jurisdiction of Incorporation
77	Nidec SR Drives Ltd.	United Kingdom
78	Nidec Motor (Qingdao) Corporation	China
79	Nidec Motor Colombia SAS	Colombia
80	Emerson Venezuela C.A.	Venezuela
81	Nidec Motor Philippines Corporation	Philippines
82	Mallory Automotive Motors & Controls, LLC	U.S.A.
83	Nidec Sole Motor Corporation S.R.L.	Italy
84	Nidec Sole Motor Hungary K.F.T.	Hungary
85	Nidec ASI S.p.A.	Italy
86	Nidec ASI GmbH	Germany
87	Nidec ASI Industrial Systems (Beijing) Co., Ltd.	China
88	Nidec ASI SA	France
89	Nidec ASI RO S.r.l.	Romania
90	Nidec ASI VEI	Russia
91	Nidec Anselectric LLC(USA)	U.S.A.
92	Nidec Anselectric LLC(UAE)	U.A.E.
93	Nidec ASI Japan Corporation	Japan
94	Nidec Avtron Automation Corporation	U.S.A.
95	Avtron Industrial Automation Hong Kong, Ltd.	Hong Kong
96	Avtron Industrial Automation Asia, Ltd.	China
97	Nidec Kinetek Corporation	U.S.A.
98	Kinetek Luxco GP S.à.r.l.	Luxembourg
99	Kinetek Luxco GP S.à.r.l. & Partners S.C.S.	Luxembourg
100	Kinetek Luxco S.à.r.l.	Luxembourg
101	Kinetek Italian Holdco 1 S.r.l.	Italy
102	Kinetek Italian Holdco 2 S.r.l.	Italy
103	TEA International S.r.l.	Italy
104	FIR Electromeccanica S.r.l.	Italy
105	Sermed S.à.r.l.	France
106	Advanced Motors & Drives, Inc.	U.S.A.
107	Advanced D.C. Motors GmbH	Germany
108	Merkle-Korff Industries, Inc.	U.S.A.
109	Merkle-Korff de Mexico S.A. de C.V.	Mexico
110	Motion Control Engineering, Inc.	U.S.A.
111	MCE Turkey, LLC	U.S.A.
112	MCE International LLC	U.S.A.
113	Kinetek Elevator Import Export & Mfg LLC	Turkey
114	Kinetek de Mexico S de R.L. de C.V.	Mexico
115	Kinetek Asia Holdings III Inc.	U.S.A.
116	Kinetek JH Hong Kong Limited	Hong Kong

No.	Company name in English	Jurisdiction of Incorporation
117	Guangzhou Kinetek Jinghe Machine Co., Ltd.	China
118	Kinetek Asia Holdings IV, Inc.	U.S.A.
119	Kinetek CMM Hong Kong Limited	Hong Kong
120	Changzhou Kinetek Motor Master Co., Ltd.	China
121	Kinetek UK Ltd.	United Kingdom
122	The Imperial Electric Company	U.S.A.
123	Valmark Industries, Inc.	U.S.A.
124	Kinetek Asia Holding, Inc.	U.S.A.
125	Kinetek De Sheng (Foshan) Motor Co., Ltd.	China
126	Kinetek Asia Holdings II, Inc.	U.S.A.
127	Kinetek ZX Hong Kong Limited	Hong Kong
128	Wuxi Zhongxiu Kinetek Elevator Technology Co., Ltd.	China
129	Kinetek Asia Hong Kong Limited	Hong Kong
130	Foshan Kinetek Commercial Trading Company Limited	China
131	Nidec Elesys Corporation	Japan
132	Nidec Elesys Americas Corporation	U.S.A.
133	Nidec Elesys (Zhongshan) Corporation	China
134	Nidec Elesys (Thailand) Corporation	Thailand
135	Nidec-Shimpo Corporation	Japan
136	Nidec-Shimpo America Corporation	U.S.A.
137	Nidec-Shimpo Philippines Corporation	Philippines
138	Nidec-Shimpo (Zhejiang) Corporation	China
139	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
140	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
141	Nidec-Shimpo Taiwan Corporation	Taiwan
142	Nidec-Shimpo India Sales & Trading Private Limited	India
143	Nidec-Shimpo do Brasil Importacao, Exportacoa e Comerico de Equipamentos Ltda.	Brazil
144	Nidec-Shimpo Korea Corporation	Korea
145	Nidec-Kyori (Shanghai) Machinery Corporation	China
146	Nidec-Kyori (Zhejiang) Machinery Corporation	China
147	Nidec Minster Corporation	U.S.A.
148	Minster Machine GmbH	Germany
149	Ningbo Minster Industrial Machinery Co., Ltd.	China
150	Metal Forming Group LLC	U.S.A.
151	Press Masters, LLC	U.S.A.
152	Nidec Tosok Corporation	Japan
153	Nidec Tosok (Shanghai) Co., Ltd.	China
154	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
155	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
156	Nidec Tosok (Zhejiang) Corporation	China

No.	Company name in English	Jurisdiction of Incorporation
157	Nidec Tosok Uogishi (Pinghu) Corporation	China
158	Nidec Tosok Precision Vietnam Co., Ltd.	Vietnam
159	Nidec-Read Corporation	Japan
160	Nidec-Read Taiwan Corporation	Taiwan
161	Nidec-Read Korea Corporation	Korea
162	Nidec-Read (Zhejiang) Corporation	China
163	LuzCom, Inc.	Japan
164	Nidec Read (Thailand) Co., Ltd.	Thailand
165	Nidec-Read Inspection Canada Corporation	Canada
166	Nidec Copal Corporation	Japan
167	Niigata Nidec Copal Corporation	Japan
168	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
169	Nidec Copal (Hong Kong) Co., Ltd.	Hong Kong
170	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
171	Nidec Copal Philippines Corporation	Philippines
172	Nidec Copal (Zhejiang) Co., Ltd.	China
173	Nidec Copal (Thailand) Co., Ltd.	Thailand
174	Nidec Copal (U.S.A.) Corporation	U.S.A.
175	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
176	Copal Yamada Corporation	Japan
177	Copal Yamada (Vietnam) Co., Ltd.	Vietnam
178	Nidec Copal Precision(Vietnam) Corporation	Vietnam
179	Nidec Copal Electronics Corporation	Japan
180	Nidec Copal Electronics, Inc.	U.S.A.
181	Nidec Copal Electronics GmbH	Germany
182	Globa Service Inc.	Japan
183	Globa Sales Co., Ltd.	Japan
184	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
185	Nidec Copal Electronics (Korea) Co., Ltd.	Korea
186	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
187	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
188	Hangzhou Keming Electronics Co., Ltd.	China
189	Nidec Copal Electronics (Taiwan) Co., Ltd.	Taiwan
190	Nidec Sankyo Corporation	Japan
191	Nidec Sankyo Music Box Corporation	Japan
192	Nidec Sankyo Service Engineering Corporation	Japan
193	Nidec Sankyo Electronics (Shanghai) Corporation	China
194	Nidec Sankyo Taiwan Corporation	Taiwan
195	Nidec Sankyo America Corporation	U.S.A.
196	Nidec Sankyo (Thailand) Co., Ltd.	Thailand
197	Nidec Sankyo Singapore Pte. Ltd.	Singapore

No.	Company name in English	Jurisdiction of Incorporation
198	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
199	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
200	Nidec Sankyo Electronics (Shenzhen) Corporation	China
201	Nidec Sankyo Electronics (Dongguan) Corporation	China
202	Nidec Sankyo Europe GmbH	Germany
203	Nidec Sankyo (Zhejiang) Corporation	China
204	Nidec Sankyo Vietnam Corporation	Vietnam
205	Nidec Sankyo Tohoku Corporation	Japan
206	Nidec Sankyo (Dalian) Corporation	China
207	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
208	Nidec Sankyo (Dongguan) Precision Corporation	China
209	PT. Nidec Sankyo Precision Indonesia	Indonesia
210	Nidec Sankyo Vietnam (Hanoi) Corporation	Vietnam
211	Tammy Corporation	Japan
212	SCD Co., Ltd.	Korea
213	Nidec Sankyo C.M.I. Corporation	Japan
214	Higashifuji (Malaysia) Sdn. Bhd.	Malaysia
215	PT. Higashifuji Indonesia	Indonesia
216	Higashifuji Shanghai Co. Ltd.	China
217	Nidec Sankyo Philippines Corporation	Philippines
218	Nidec Seimitsu Corporation	Japan
219	Nidec Seimitsu (Hong Kong) Co., Ltd.	Hong Kong
220	Nidec Seimitsu Motor Technology (Shenzhen) Co., Ltd.	China
221	Nidec Seimitsu Motor Technology (Dongguan) Co., Ltd.	China
222	Nidec Seimitsu Singapore Pte. Ltd.	Singapore
223	PT.Nidec Seimitsu Batam	Indonesia
224	Nidec Seimitsu America Corporation	U.S.A.
225	Nidec Seimitsu Vietnam Corporation	Vietnam
226	Nidec Global Service Corporation	Japan
227	Nidec Total Service (Zhejiang) Corporation	China
228	Nidec Logistics Corporation	Japan
229	Nidec Logistics Consulting (Pinghu) Corporation	China